Exhibit 31.1

CERTIFICATIONS

I, Nick Leschly, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q/A of bluebird bio, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 2, 2016	By:	/s/ Nick Leschly
Nick Leschly
President and Chief Executive Officer (Principal Executive Officer)